NEWS RELEASE
                                                                August 13, 2021


              FSI ANNOUNCES Second Quarter, 2021 FINANCIAL RESULTS

A Conference call is scheduled for Monday August, 16th, 11:00am Eastern time, 8:00am Pacific Time See dial in numbers below

VICTORIA, BRITISH COLUMBIA, August 13, 2021 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the second quarter (Q2) ended June 30, 2021.

Mr. Daniel B. O'Brien, CEO, states, "We are happy with the second quarter and the first half of the year. Raw material and shipping costs may constrain our margins in the second half. Regardless, we are reasonably confident of maintaining our recent growth in the second half of 2021 and through 2022."

o Sales in the second quarter (Q2) were $8,535,451, compared to sales of $7,709,607 in the corresponding period a year ago. The financials show a Q2, 2021 net profit of $1,176,761, or $0.10 per share, compared to a net profit of $1,132,867, or $0.09 per share, in Q2, 2020.

o Basic weighted average shares used in computing earnings per share amounts were 12,304,163 and 12,240,545 for Q2, 2021 and Q2, 2020 respectively.

o Non-GAAP operating cash flow: For the six months ending June 30, 2021, net income reflects $558,580 of non-cash charges (depreciation and stock option expenses), PPP loan forgiveness, as well as gain on investment, interest expense, interest income, and income tax. Net income attributable to non-controlling interests (minority interest) is removed from the cash flow calculation. These are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $3,293,783, or $0.27 per share. This compares with operating cash flow of $3,044,425, or $0.25 per share, in the corresponding 6 months of 2020 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division.

Conference call

A conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Monday, August 16th. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1 877-876-9173 (or 1 785-424-1667) just prior to the scheduled call time. The conference call title, "FSI Second Quarter 2021 Financial Results," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended June 30, 2021. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
            For 3 Months Ended June 30 (6 Months Operating Cash Flow)
                                   (Unaudited)
-------------------------------------------------------------------------------
                                                     3 months ended June 30
                                                    2021             2020
                                               --------------------------------
Revenue                                        $8,535,451       $7,709,607

Income (loss) before income tax - GAAP         $1,923,937       $1,524,604

Provision for Income tax (expense) /
recovery  - GAAP                               $(478,727)       $(259,660)
Net income (loss) (controlling interest only)
- GAAP                                         $1,176,761       $1,132,867
Net income (loss) per common share - basic. -
GAAP                                           $     0.10       $     0.09
3 month weighted average shares used in
computing per share amounts - basic.-  GAAP    12,304,163       12,240,545

                                                  6 month Operating Cash Flow
                                                        Ended June 30
                                               --------------------------------
Operating Cash flow (6 months). NON-GAAP       $3,293,783 a,b,c $3,044,425 a,b,c

Operating Cash flow per share excluding
non-operating items and items not related to
current operations (6 months) - basic.
NON-GAAP                                       $    0.27 a,b,c  $     0.25 a,b,c

Non-cash Adjustments (6 month) GAAP            $   558,580 d    $  348,191 d

6 month weighted average shares used in
computing per share amounts - basic GAAP        12,315,746      12,239,171
-------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP -:: Flexible Solutions International purchased 65% of ENP in 4th quarter, 2018 (October 2018). Therefore Operating Cash Flow is adjusted by the net income or loss of the non-controlling interest in ENP (2021 = $454,933, 2020 = $199,093).

b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock compensation expense (2021 = $558,580, 2020 = $348,191), interest expense (2021 = $113,329, 2020 = $156,075), interest income (2021 = $32,445, 2020 =
$12,614),  gain on  investment  (2021 =  $399,236,  2020 =  $539,417),  PPP loan forgiveness (2021 = $537,960, 2020 = N/A), write down of inventory (2021 = N/A, 2020 = N/A), deferred income tax recovery (2021 = N/A, 2020 = N/A), Income tax (2021 = $964,183, 2020 = $694,648), and Net income attributable to non-controlling interests. See the financial statements for all adjustments.

c) The revenue and gain from the 50% investment in the private Florida LLC, announced in January 2019, is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result, the gains from all investments, including that of the Florida LLC, are removed from the calculation to arrive at Operating Cash Flow.

d) Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor  Provision
The  Private  Securities  Litigation  Reform Act of 1995
provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                 6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts

                                                                   Jason   Bloom
                                                      Toll  Free:  800 661  3560
                                                             Fax:  403 223  2905
                                              E-mail: info@flexiblesolutions.com

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To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.